UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2016

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2016, Advaxis, Inc. (“Advaxis” or the “Company”) entered into a Co-Development and Commercialization Agreement (the “Agreement”) with Especificos Stendhal SA de CV (“Stendhal”), for Advaxis’ lead Lm Technology™ immunotherapy, axalimogene filolisbac (ADXS-HPV), in HPV-associated cancers.

Under the terms of the Agreement, Stendhal will pay $10 million towards the expense of AIM2CERV, a planned global Phase 3 clinical trial in women with high-risk, locally advanced cervical cancer. This payment will be made over the duration of the trial and covers a significant portion of the total planned study costs. Stendhal will also work with Advaxis to complete the clinical trial of axalimogene filolisbac in Mexico, Brazil, Colombia, and other investigational sites in Latin American countries. Stendhal will manage the regulatory approval process, promotion, commercialization and market access for axalimogene filolisbac in these markets. Upon approval and commercialization of axalimogene filolisbac, Advaxis and Stendhal will share profits on a pre-determined basis.

Item 8.01. Other Events.

On February 3, 2016, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is being filed as Exhibit 99.1 and incorporated in this Item by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

99.1 Press Release, dated February 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: February 4, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated February 3, 2016.